Filed Pursuant to Rule 424(b)(5)
Registration No. 333-274161

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 27, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT

(To the Prospectus dated August 29, 2023)

Shares of Common Stock

Genasys Inc.

Common Stock

We are offering                 shares of our common stock.

Our common stock is listed on the Nasdaq Capital Market under the symbol “GNSS.” The last reported sale price of our common stock on September 26, 2023 was $2.67 per share.

Investment in our common stock involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the risk factors contained in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1) See “Underwriting” for a description of all compensation payable to the underwriters.

The underwriters have been granted a 30-day option to purchase up to an additional                 of shares of common stock from us at the public offering price, less underwriting discounts and commissions.

The underwriters expect to deliver the shares against payment on or about                , 2023.

Sole Book-Running Manager Roth Capital Partners Co-Manager Joseph Gunnar & Co., LLC

The date of this prospectus supplement is                , 2023

TABLE OF CONTENTS

Prospectus Supplement

PROSPECTUS SUPPLEMENT SUMMARY	S-1
RISK FACTORS	S-4
USE OF PROCEEDS	S-9
DIVIDEND POLICY	S-10
DILUTION	S-11
CERTAIN MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK	S-12
UNDERWRITING	S-16
LEGAL MATTERS	S-23
EXPERTS	S-23
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-23
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-23

Prospectus

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE	2
ABOUT GENASYS	3
RISK FACTORS	4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	4
DIVIDEND POLICY	5
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF DEBT SECURITIES	7
DESCRIPTION OF WARRANTS	13
DESCRIPTION OF UNITS	14
GLOBAL SECURITIES	15
PLAN OF DISTRIBUTION	17
LEGAL MATTERS	18
EXPERTS	19

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find Additional Information” on page S-23 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with any information that is different than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we provide you in connection with the offering. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “Genasys,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Genasys Inc. and its consolidated subsidiaries, unless otherwise specified.

Industry and Market Data

The market data and certain other statistical information used throughout this prospectus supplement and the accompanying prospectus are based on independent industry publications, government publications and other published sources. Some data, such as our estimates of the potential pool of donors and our potential addressable commercial opportunity, are also based on our good faith estimates. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the underwriters have independently verified the accuracy or completeness of this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections entitled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference to this prospectus supplement. These and other factors could cause results to differ materially from those expressed in these publications.

Trademarks and Tradenames

The Genasys name and logo and other names including LRAD®, LONG RANGE ACOUSTIC DEVICE®, LRAD-X®, LRAD-RX®, SOUNDSABER®, ZONEHAVEN®, SOUND SHIELD® and the names of other products and services offered by Genasys are trademarks, registered trademarks, service marks or registered service marks of Genasys. All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-4 of this prospectus supplement, the financial statements, and related notes, and the other information that we incorporated by reference herein, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2022, March 31, 2023, and June 30, 2023, and our other filings with the SEC that we file from time to time. Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “Genasys,” the “Company,” “we,” “us,” and “our” mean Genasys, Inc. and its consolidated subsidiaries.

Genasys, Inc.

We are a global provider of Protective Communications solutions including the Genasys Protect software platform and Genasys Long Range Acoustic Devices (LRAD).

Genasys Protect is the first and only complete portfolio of Protective Communications software and systems serving federal governments and agencies; state and local governments, agencies, and education (SLED); and enterprise organizations in sectors including but not limited to oil and gas, utilities, manufacturing, automotive, and healthcare. Genasys Protect solutions have a diverse range of applications, including emergency warning and mass notification for public safety; critical event management for enterprise companies; de-escalation for defense and law enforcement; as well as automated detection of real-time threats like active shooters and severe weather.

Genasys LRAD provides directed audible voice messages with exceptional, intelligible vocal clarity from close range out to 5,500 meters. We have a history of successfully delivering innovative systems and solutions in mission critical situations, pioneering the acoustic hailing device (“AHD”) market with the introduction of our first LRAD AHD in 2003, creating the first multidirectional public safety mass notification systems. Building on our proven, best in class and reliable solution and systems, we are launching the first and only unified, end to end Protective Communications Platform.

Genasys Protect

The Complete Protective Communications Platform

Genasys Protect combines the most comprehensive combination of solutions enabling preparedness, response, and analytics to keep people, assets, and operations protected against the impacts of natural disasters, terrorism, violent civil unrest, and other dangerous situations, as well as power failures, facility shutdowns, and other non-emergency operational disruptions.

1.

Proven Technology: Genasys solutions have been on the front lines for more than 40 years, providing optimal response with precision-targeted communications that ensure the right people get the message - right away.

2.

Modular Suite: Built on open standards, Genasys software and hardware systems are designed to easily integrate, whether using the full Genasys suite or complementing the notification platforms customers already have in place.

3.

Predictive Simulation: Genasys Protect is designed to permit customers to test response plans preemptively with advanced simulation of evacuation-level events, like fires and floods, and their impact on infrastructure, including traffic patterns and perimeter establishment.

4.

Unified Viewpoint: One common safety operating picture provides real-time, visibility into our customers’ people, assets, and environment by combining first-party data from asset / people-management platforms and IoT sensors with vetted third-party data sources, including FEMA, NOAA, DHS, and more.

5.	Unmatched Precision: Customized zone mapping enables targeting of mass notifications at the street level, making it easier to sequence response areas from most to least critical.
6.

Multi-channel: Genasys Protect is designed to allow customers to saturate their notification area by simultaneously alerting people across SMS, voice calls, social media, TV, radio, digital signage, and outdoor acoustic devices.

7.

Network Effect: Implementation in neighboring municipalities as well as public- and private-sector organizations within the same municipality extends coverage and enables greater precision when notifying people of threats.

Genasys LRAD

The defacto standard in AHDs, Genasys LRAD is the world’s leading AHD. Projecting alert tones and audible voice messages with exceptional vocal clarity in a 30° beam from close range to 5,500 meters, Genasys LRADs are used throughout the world in multiple applications and circumstances to safely hail, warn, inform, direct, prevent mishaps, establish large safety zones, and save lives. Genasys LRADs have been deployed on military vehicles, at corporate headquarters, on marine vessels, aboard private yachts, and in numerous other situations where clear and intelligible voice communications are essential.

Genasys’ offerings cover over 70 Million people globally and are used in more than 100 countries, including more than 500 cities, counties, and states in the U.S. helping safeguard millions of people in a range of diverse applications that include public safety, emergency warning, mass notification, defense, law enforcement, border and homeland security, critical infrastructure protection, and many more. We continue to develop new critical communications that offers significant competitive advantage in our principal markets.

Recent Developments

Evertel Acquisition

On September 20, 2023, Genasys, Word Systems Operations, LLC, an Indiana limited liability company (“Seller”), and Evertel Technologies, LLC, a Nevada limited liability company (“Evertel”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company agreed, upon the terms and subject to the conditions of the Purchase Agreement, to purchaser all of the Seller’s right, title and interest in, to and under all of the membership interests of Evertel (the “Transaction”). The Company also agreed to offer employment to certain of Evertel’s employees upon consummation of the Transaction. As consideration for the purchase of the membership interests of Evertel, the Company has agreed to pay to the Seller total consideration of approximately $5.8 million, comprised of approximately 75 percent stock and 25 percent cash, subject to customary adjustments. Genasys expects the cash consideration to be financed through cash on hand. The transaction is expected to close the first week of October.

Evertel offers a secure and compliant mission-critical collaboration platform for the public safety market that connects public safety personnel, information, and tools in one space. Evertel’s information and collaboration platform is designed to help public agencies of all sizes – small towns, big cities, and everything in between – to work together more effectively in their efforts to protect their communities and save lives.

The Purchase Agreement contains customary representations and warranties of the Company and of the Seller and Evertel and its business and assets. Additionally, the Purchase Agreement provides for customary covenants of Genasys, the Seller and Evertel, as well as indemnification provisions subject to specified limitations. In addition, for a period of five years after the closing of the Transaction, the Seller has agreed not to compete or engage in any business competing with Evertel’s business.

Financial Update

On September 18, 2023, Genasys issued a press release announcing an update to its fiscal 2023 fourth quarter and fiscal 2023 full year revenue guidance. As reported therein, the Company now expects full year revenues to be 15% below the prior year and the Company reduced its official outlook for fiscal fourth quarter 2023 revenues to be at least $10 million, down from the prior outlook of just a 5% decline from the prior quarter.

Corporate Information

We were incorporated initially in Utah in 1980. We changed our jurisdiction of organization from Utah to Delaware in 1992. Our principal executive offices are located at 16262 West Bernardo Drive, San Diego, California, 92127. Our telephone number is (858) 676-1112. We maintain an Internet website at www.genasys.com. We have not incorporated the information on our website by reference into this prospectus supplement, and you should not consider it to be a part of this prospectus supplement.

THE OFFERING

Common stock offered by us	shares of our common stock

Common stock to be outstanding after this offering	shares of our common stock (or shares if the underwriters exercise their option to purchase additional shares in full)

Option to purchase additional common stock	We have granted the underwriters a 30-day option to purchase up to additional shares of common stock from us at the public offering price, less underwriting discounts and commissions.

Use of Proceeds

We intend to use the net proceeds from this offering for general corporate purposes, including funding organic growth, working capital, capital expenditures, and continued research and development with respect to products and technologies, as well as costs related to the post-closing integration of Evertel with our company and research and development activities related to the integrated business. See “Use of Proceeds” on page S-9.

Risk Factors

See “Risk Factors” beginning on page S-4 of this prospectus supplement as well as the risk factors contained in the documents incorporated by reference to this prospectus supplement for a discussion of factors that you should read and consider before investing in our securities.

Nasdaq Capital Market symbol	“GNSS”

The number of shares of our common stock to be outstanding following this offering is based on 37,211,071 shares of our common stock outstanding as of September 27, 2023. This number of shares excludes the following:

●	3,314,522 shares of common stock issuable upon exercise of options outstanding as of September 27, 2023, at a weighted average exercise price of $3.21 per share;

●	380,097 shares of common stock issuable upon the vesting of restricted stock units outstanding as of September 27, 2023; and

●	2,765,077 shares of common stock reserved for future issuance under our 2015 Equity Incentive Plan as of September 27, 2023.

Except as otherwise indicated, all information in this prospectus supplement assumes:

●	no exercise of the outstanding stock options described above;

●	no vesting of outstanding restricted stock units described above; and

●	no exercise by the underwriters of their option to acquire additional shares of our common stock.

RISK FACTORS

You should carefully consider the risks and uncertainties described in this prospectus supplement and the accompanying prospectus, including the risk factors set forth below and in the documents and reports filed with the SEC that are incorporated by reference herein, such as the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and in our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2022, March 31, 2023, and June 30, 2023 on file with the SEC, before deciding whether to invest in our common stock. The risks and uncertainties described below and those described in the filings incorporated by reference are not the only ones we face. If any of the following risks actually occurs, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement and in the documents incorporated by reference herein as a result of different factors, including the risks we face described below and those described in the filings incorporated by reference.

Risks Relating to the Transaction

Failure to complete, or delays in completing, the Transaction could materially and adversely affect our business and our stock price.

Consummation of the Transaction is subject to customary closing conditions, a number of which are not within our control and any of which may prevent, delay, or otherwise materially and adversely affect our ability to complete the Transaction. The negotiation of the Purchase Agreement and the other activities related to the Transaction have resulted and will continue to result in significant cost and expense and management distraction, which will occur whether or not the Transaction is successfully consummated. We cannot predict whether or when the required closing conditions under the Purchase Agreement will be satisfied and we therefore cannot be certain that we will be able to successfully consummate the Transaction as currently contemplated under the Purchase Agreement. Failure to consummate the Transaction could have a material adverse effect on our business and our stock price.

We may fail to realize the anticipated benefits of the Transaction.

The success of the Transaction will depend on, among other things, our ability to incorporate the Evertel business into our business in a manner that enhances our value proposition to clients and facilitates other growth opportunities. We must successfully include the Evertel business within our business in a manner that permits these growth opportunities to be realized. In addition, we must achieve the growth opportunities without adversely affecting current revenues and investments in other future growth opportunities. If we are not able to successfully achieve these objectives, the anticipated benefits of the Transaction may not be realized fully, if at all, or may take longer to realize than expected. Additionally, management may face challenges in incorporating certain elements and functions of the Evertel business with our business, and this process may result in additional and unforeseen expenses. The Transaction may also disrupt the Evertel business and our ongoing business or cause inconsistencies in standards, controls, procedures and policies that adversely affect our relationships with third party partners, employees, suppliers, customers and others with whom the Evertel business and we have business or other dealings or limit our ability to achieve the anticipated benefits of the Transaction. If we are not able to successfully add the Evertel business to our existing business in an efficient, effective and timely manner, anticipated benefits, including the opportunities for growth we expect from the Transaction, may not be realized fully, if at all, or may take longer to realize than expected, and our cash flow and financial condition may be negatively affected.

We will incur significant transaction costs in connection with the Transaction.

We have incurred and expect to incur a number of non-recurring costs associated with the Transaction, which could exceed the amounts currently estimated. These costs and expenses include financial advisory, legal, accounting, consulting and other advisory fees and expenses, filing fees and other related charges. There is also a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the Transaction. While we have assumed that a certain level of expenses would be incurred in connection with the Transaction and the other transactions contemplated by the Purchase Agreement, there are many factors beyond our control that could affect the total amount or the timing of the integration and implementation expenses.

There may also be additional unanticipated significant costs in connection with the Transaction that we may not recoup. These costs and expenses could reduce the benefits and additional income we expect to achieve from the Transaction. Although we expect that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.

We are not providing pro forma financial statements reflecting the impact of the Transaction on our historical operating results.

We do not expect to file a Current Report on Form 8-K with financial information for the Evertel business and pro forma financial statement information and, as a result, we are not including any pro forma financial statement information in this prospectus supplement. As a result, investors will be required to determine whether to participate in this offering without the benefit of the pro forma financial statement information.

It is possible that our experience in operating the Evertel business will require us to adjust our expectations regarding the impact of the Transaction on our operating results.

Third parties may terminate or alter existing contracts or relationships with us or the Evertel business.

The Evertel business has contracts with customers, licensors and other business partners which may require the consent from these other parties in connection with the Transaction. If these consents cannot be obtained, the Evertel business may suffer a loss of potential future revenue and may lose rights that are material to the Evertel business. In addition, third parties with which we or the Evertel business currently have relationships may terminate or otherwise reduce the scope of their relationships with either or both parties in connection with or as a result of the Transaction. Any such disruptions could limit our ability to achieve the anticipated benefits of the Transaction. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the Transaction or the termination of the Purchase Agreement.

We may have difficulty attracting, motivating and retaining key personnel and other employees in light of the Transaction.

The success of our business after the Transaction will depend in part on our ability to attract and retain key personnel and other employees. In connection with or as a result of the Transaction, we may lose key personnel or may be unable to attract, retain and motivate qualified individuals, or the associated costs may increase. If we cannot retain employees of the Evertel business because of uncertainty relating to the Transaction or the difficulty of integration or for any other reason, our ability to realize the anticipated benefits of the Transaction could be reduced, and it may have a material adverse impact on our business and operations.

Litigation and other legal proceedings could require the expenditure of substantial resources and distract our personnel from being able to integrate the Evertel business into our business in a manner that enhances its value proposition to clients and facilitates other growth opportunities.

We are and may become involved in various legal proceedings arising from our business activities. While management is not aware of any litigation matter that in and of itself would have a material adverse impact on our consolidated results of operations, cash flows or financial position, litigation is inherently unpredictable, and depending on the nature and timing of a proceeding, an unfavorable resolution could materially affect our future consolidated results of operations, cash flows or financial position in a particular period, as well as our ability to successfully integrate the Evertel business into our business. For example, we are subject, from time to time, to product liability claims, intellectual property claims and claims brought by our competitors, including with respect to the hiring of employees. Such litigation or other legal proceedings, with or without merit, is unpredictable, generally expensive and time consuming and likely to divert significant resources from our business and from our efforts to integrate the Evertel business. Furthermore, because of the discovery that is required in connection with certain litigation, there is a risk that some of our confidential information could be compromised by disclosure. In addition, there could be public announcements of the results of trials, hearings, motions or other interim proceedings or developments and, if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

Risks Relating to our Business

Failure to meet revenue expectations could have an adverse effect on our business, operating results, cash flows, liquidity and stock price.

On September 18, 2023, we issued a press release announcing updated fiscal 2023 fourth quarter and fiscal 2023 full year revenue guidance. Providing revenue guidance requires management to make estimates and assumptions based on historical experience, the current economic and geopolitical environment and on various other assumptions believed to be reasonable. Failure to meet our revised estimates could have an adverse effect on our business, operating results, cash flows and liquidity. Additionally, if we change, update or fail to meet any element of our updated guidance, our stock price could decline.

Risks Relating to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. We intend to use the net proceeds from this offering for general corporate purposes, including funding organic growth, working capital, capital expenditures, and continued research and development with respect to products and technologies. A portion of the net proceeds of this offering may be used to fund possible investments in or acquisitions of complementary businesses, products, or technologies in the future. As of the date of this prospectus supplement, we have no agreements or commitments to complete any such transaction. We have not allocated these net proceeds for any specific purposes. We might not be able to yield a significant return, if any, on any investment of these net proceeds. Stockholders will not have the opportunity to influence our management’s decisions on how to use the net proceeds, and our failure to apply the funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The public offering price of the common stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. We also expect to continue to utilize equity-based compensation. To the extent the options are exercised or we issue common stock, preferred stock, or securities such as warrants that are convertible into, exercisable or exchangeable for, our common stock or preferred stock in the future, you may experience further dilution.

We last declared and paid cash dividends on our capital stock in 2016, and we do not anticipate paying any cash dividends in the foreseeable future.

We last declared and paid cash dividends on our capital stock in 2016. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the SEC filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipates, “believes,” “could,” “seeks, “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward looking statements include statements regarding:

●	our estimates regarding anticipated operating losses, future revenue, expenses, capital requirements, uses and sources of cash and liquidity, including our anticipated revenue growth and cost savings;

●	our ability to ensure that we have effective disclosure controls and procedures;

●	our ability to market, improve, grow, commercialize and achieve market acceptance of any of our products or any new products that we are developing or may develop in the future;

●	our beliefs about the features, strengths and benefits of our products;

●	our ability to continue to enhance our product offerings and expand the commercialization of our products;

●	our ability to successfully integrate, and realize benefits from licenses and acquisitions, including the Evertel business;

●	the effect of any existing or future federal, state or international regulations on our ability to effectively conduct our business;

●	our estimates of market sizes and anticipated uses of our products;

●	our business strategy and our underlying assumptions about market data, demographic trends, reimbursement trends and pricing trends;

●	our ability to maintain profitability, and the potential need to raise additional funding;

●	our ability to maintain an adequate sales network for our products, including to attract and retain independent distributors;

●	our ability to increase the use and promotion of our products by training and educating our sales network;

●	our ability to attract and retain a qualified management team, as well as other qualified personnel and advisors , including in connection with the ongoing operation of the Evertel business;

●	our ability to effectively manage the anticipated and any unanticipated costs related to the acquisition of the Evertel business;

●	our management team’s ability to accommodate growth and manage a larger organization;

●	our ability to protect our intellectual property, and to not infringe upon the intellectual property of third parties;

●	our ability to meet or exceed the industry standard in compliance and corporate governance programs;

●	our beliefs about our competitors and the principal competitive factors in our market;

●	potential liability resulting from litigation;

●	our beliefs about our employee relations;

●	our beliefs with respect to our critical accounting policies and the reasonableness of our estimates and assumptions; and

●	other factors discussed elsewhere in this prospectus supplement and accompanying prospectus or any document incorporated by reference herein or therein.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying prospectus and the SEC filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in this prospectus supplement captioned “Risk Factors” and in the sections of our Annual Report on Form 10-K captioned “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and in the sections of our Quarterly Reports on Form 10-Q captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in such documents, discuss some of the factors that could contribute to these differences.

Other unknown or unpredictable factors also could harm our results. Consequently, actual results or developments anticipated by us may not be realized or, even if substantially realized, may not have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus supplement.

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement may contain market data that we obtained from industry sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for our products. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe any market data included in this prospectus supplement is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in this prospectus supplement and “Item 1A—Risk Factors” of our most recent report on Form 10-K or 10-Q which is incorporated by reference in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

All forward-looking statements are based on information available to us on the date of this prospectus supplement and we will not update any of the forward-looking statements after the date of this prospectus supplement, except as required by law. Our actual results could differ materially from those discussed in this prospectus supplement. The forward-looking statements contained in this prospectus supplement, and other written and oral forward-looking statements made by us from time to time, are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the following discussion and within the section of this prospectus supplement captioned “Risk Factors” beginning on page S-4, as well as the risk factors contained in the documents incorporated by reference to this prospectus supplement.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $           million (or approximately $           million if the underwriters’ option to acquire additional shares of our common stock is exercised in full).

We intend to use the net proceeds from this offering for general corporate purposes, including funding organic growth, working capital, capital expenditures, and continued research and development with respect to products and technologies, as well as costs related to post-closing integration with Genasys of the Evertel business and research and development activities related to the integrated business.

Pending their full use, we intend to invest our net proceeds from this offering primarily in investment-grade, interest-bearing instruments. We might not be able to yield a significant return, if any, on any investment of these net proceeds. Stockholders will not have the opportunity to influence our management’s decisions on how to use the net proceeds, and our failure to apply the funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amount and timing of our expenditures will depend on several factors, including cash flows from our operations and the anticipated growth of our business. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. We reserve the right to change the use of these proceeds as a result of certain contingencies such as the results of our commercialization efforts, competitive developments, opportunities to acquire products, technologies or businesses and other factors.

DIVIDEND POLICY

We last declared and paid cash dividends on our capital stock in 2016. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of any difference between the offering price per share you pay for shares of our common stock in this offering and the as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding, as of June 30, 2023.

As of June 30, 2023, our net tangible book value was approximately $24.3 million, or $0.65 per share of common stock. After giving effect to the sale of  shares of common stock at the offering price of $           per share and after deducting                    estimated underwriting discounts and commissions and estimated expenses payable by us, our net tangible book value as of June 30, 2023 would have been approximately $           million, or $           per share of common stock. This represents an immediate increase in as adjusted net tangible book value to existing stockholders of  $           per share and an immediate dilution to new investors purchasing common stock in this offering of  $           per share.

The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering:

Offering price per share			$
Net tangible book value per share at June 30, 2023		$0.65
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$
As adjusted net tangible book value per share as of June 30, 2023 after giving effect to this offering			$
Dilution per share to new investors in this offering			$

If the underwriters exercise their option to purchase additional shares in full, at the offering price of  $           per share, the as adjusted net tangible book value will increase to $           per share, representing an immediate increase in net tangible book value to existing stockholders of  $           per share and immediate dilution in net tangible book value of  $           per share to new investors.

The foregoing table and calculations are based on 37,181,071 shares of our common stock outstanding as of June 30, 2023 and excludes:

●	3,287,772 shares of common stock issuable upon exercise of options outstanding as of June 30, 2023, at a weighted average exercise price of $3.21 per share;

●	385,429 shares of common stock issuable upon the vesting of restricted stock units outstanding as of June 30, 2023; and

●	2,821,827 shares of common stock reserved for future issuance under our 2015 Equity Incentive Plan as of June 30, 2023.

To the extent that outstanding options are exercised, outstanding restricted stock units are settled, new options are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, you may experience further dilution. We may choose to raise additional capital due to market conditions or strategic considerations even if at that time we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

CERTAIN MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX
CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a general discussion of the material U.S. federal income tax considerations and certain U.S. estate tax considerations applicable to Non-U.S. Holders (as defined below) relating to the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects, including any U.S. federal income tax considerations to the Company.

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (“Code”), final, temporary and proposed Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”), all in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences to Non-U.S. Holders described herein. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular Non-U.S. Holder in light of that Non-U.S. Holder’s individual circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxes, the alternative minimum tax, or the unearned income Medicare contribution tax on net investment income. This discussion also does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address the special tax rules applicable to particular Non-U.S. Holders, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	banks, insurance companies and other financial institutions;

●	brokers or dealers or traders in securities;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock under constructive sale provisions of the Code;

●	tax-qualified retirement plans;

●	persons holding our common stock as part of a straddle, hedge or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement; and

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner therein will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding our common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. PROSPECTIVE HOLDERS OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of our common stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

●	an individual who is a citizen or resident of the United States;

●

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

●

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons,” as defined under the Code, have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions

As discussed under “Dividend Policy” above, we do not expect to make distributions on our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts of distributions not treated as dividends for U.S. federal income tax purposes will first constitute a tax-free return of capital of the Non-U.S. Holder's investment and be applied against and reduce a Non-U.S. Holder's adjusted tax basis in its common stock, but not below zero. Any remaining excess will be treated as capital gain and will be treated as described below under “Gain on Sale or Other Disposition of Common Stock.” Any such distributions will also be subject to the discussions below under the headings “Foreign Account Tax Compliance Act” and “Backup Withholding, Information Reporting and Other Reporting Requirements.”

Subject to the discussion in the next paragraph regarding effectively connected income, dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence.

Dividends we pay to a Non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment or a fixed base maintained by such Non-U.S. Holder) will generally be exempt from the U.S. federal withholding tax, as described above, if the Non-U.S. Holder complies with applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States). Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, at regular U.S. federal income tax rates as would apply if such holder were a U.S. person (as defined in the Code). Any U.S. effectively connected income received by a Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes, may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

A Non-U.S. Holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the specific methods available to them to satisfy these requirements.

Gain on Sale or Other Disposition of Common Stock

Subject to the discussion below under the headings “Foreign Account Tax Compliance Act” and “Backup Withholding, Information Reporting and Other Reporting Requirements,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of the Non-U.S. Holder’s shares of our common stock unless:

●

the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder);

●	the Non-U.S. Holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period of our common stock, and, provided that our common stock is “regularly” traded in an established securities market within the meaning of applicable Treasury Regulations, the Non-U.S. Holder has held, directly or constructively, at any time during said period, more than 5% of our common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income tax basis, at regular U.S. federal income tax rates. If the Non-U.S. Holder is a non-U.S. corporation, the branch profits tax described above also may apply to such effectively connected gain. Gain described in the second bullet point above will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty); provided that the such gain is derived from U.S. sources (which may be offset by certain U.S.-source capital losses, if any, even though the individual is not considered a resident of the United States, provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses). With respect to the third bullet point above, we believe that we are not, and we do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code and related Treasury Regulations and guidance (“FATCA”), on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Backup Withholding, Information Reporting and Other Reporting Requirements

We must report annually to the IRS and to each Non-U.S. Holder the amount of any distributions paid to, and the tax withheld with respect to, each Non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Copies of this information reporting may also be made available under the provisions of a specific income tax treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established.

A Non-U.S. Holder will generally be subject to backup withholding for dividends on our common stock paid to such holder unless such holder certifies under penalties of perjury that, among other things, it is a Non-U.S. Holder (provided that the payor does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holder should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Backup withholding is not an additional income tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder generally can be credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. Holder should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

U.S. Federal Estate Tax

Shares of our common stock that are owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death are considered U.S. situs assets and will be included in the individual’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

The preceding discussion of material U.S. federal income tax considerations and certain U.S. estate tax considerations is for information only. It is not legal or tax advice. Prospective investors should consult their tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, owning and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

We have entered into an underwriting agreement with Roth Capital Partners, LLC, as representative to the underwriters (the “Representative ”) with respect to the shares of Common Stock subject to this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, shares of our Common Stock.

Underwriter	Number of Shares
Roth Capital Partners, LLC
Joseph Gunnar & Co., LLC
Total

The underwriters are offering the shares of Common Stock subject to its acceptance of the shares of Common Stock from us and subject to prior sale. The underwriting agreement provides that the obligation of the underwriters to purchase the shares of Common Stock offered by this prospectus supplement is subject to certain conditions. The underwriters are obligated to purchase all of the shares of Common Stock offered hereby if any of the shares are purchased. However, the underwriters are not required to take or pay for the shares of Common Stock covered by the underwriters’ over-allotment option described below.

We have granted the underwriters an option to buy up to an additional            shares of Common Stock from us at the public offering price, less the underwriting discounts. The underwriters may exercise this option at any time, in whole or in part, during the 30-day period after the date of this prospectus supplement.

Discounts, Commissions and Expenses

The underwriters propose to offer the shares of Common Stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $          per share. After this offering, the public offering price, concession and reallowance to dealers may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the underwriting discounts and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional shares of common stock we have granted to the underwriters):

	Per Share (1)		Total
	Without Over- Allotment	With Over- Allotment	Without Over- Allotment	With Over- Allotment
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds, before expenses, to Company	$	$	$	$

(1)	The underwriters shall receive an underwriting discount of 6.0% of the aggregate gross proceeds hereunder.

We have also agreed to reimburse the Representative for certain out-of-pocket expenses, including the fees and disbursements of its counsel, up to an aggregate of $115,000. We estimate that the total expenses payable by us in connection with this offering, other than the underwriting discount and commissions referred to above, will be approximately $          .

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to, during the period ending ninety (90) days after the date of the underwriting agreement (the “Lock-Up Period”) (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for shares of our Common Stock; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of our Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our Common Stock or such other securities, in cash or otherwise; or (iii) request effectiveness of any filed registration statement (other than registration statements on Form S-8 relating to the issuance of stock options or other equity awards to employees) with the SEC relating to the offering of any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for shares of our common stock. These restrictions do not apply to: (i) the issuance of shares of our Common Stock sold in this offering, (ii) the issuance of shares of our Common Stock upon the exercise of outstanding options or warrants or other outstanding convertible securities disclosed in this prospectus supplement, (iii) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units or shares of Common Stock pursuant to equity incentive plans disclosed herein, or (iv) the issuance of shares as full or partial consideration for, or to fund all or a portion of any cash consideration for, any acquisition consummated by us during the Lock-Up Period.

In addition, each of our directors and executive officers, and certain of our stockholders, have agreed not to, during the Lock-Up Period: (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of our Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including, without limitation, common stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such securities; or (iii) make any demand for or exercise any right with respect to the registration of any shares of our Common Stock or any security convertible into or exercisable or exchangeable for shares of our Common Stock. These restrictions do not apply to (i) transfers of such securities (A) as a bona fide gift or gifts, (B) to any trust for the direct or indirect benefit of the holder or the immediate family of the holder or (C) by will or intestacy; (ii) the exercise of stock options granted pursuant to our equity incentive plans and the withholding of shares of Common Stock by us for the payment of taxes due upon such exercise; (iii) cashless “net” exercises of options and warrants; (iv) the receipt of any of our securities including, but not limited to, Common Stock and stock options granted pursuant to our equity incentive plans, and warrants exercisable for our Common Stock, provided that the restrictions shall apply to any of the holder’s securities issued upon such exercise; and, for certain of our directors, executive officers, and certain stockholders as set forth in their applicable lock-up agreement, (v) the pledge, hypothecation or other granting of a security interest in shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock to one more lending institutions as collateral or security for any loan, advance or extension of credit.

Electronic Distribution

This prospectus supplement may be made available in electronic format on websites or through other online services maintained by the underwriters or their affiliates. Other than this prospectus supplement in electronic format, the information on the underwriters websites and any information contained in any other websites maintained by the underwriters are not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, have not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters are not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising its over-allotment option and/or purchasing shares in the open market.

●

Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sells more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

The underwriters may also engage in passive market making transactions in our common stock. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of the Common Stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of Common Stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Other Relationships

From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, No action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area

In relation to each Member State of the European Economic Area (each an “EEA State”), No shares of common stock have been offered or will be offered pursuant to the offering to the public in that EEA State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that EEA State or, where appropriate, approved in another EEA State and notified to the competent authority in that EEA State, all in accordance with the EU Prospectus Regulation), except that offers of shares of common stock may be made to the public in that EEA State at any time under the following exemptions under the EU Prospectus Regulation:

(a)         to any legal entity which is a qualified investor as defined under the EU Prospectus Regulation;

(b)         to fewer than 150 natural or legal persons (other than qualified investors as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)         in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that No such offer of shares of common stock shall require us or any representative to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any EEA State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

This European Economic Area selling restriction is in addition to any other selling restrictions set out above and below.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus supplement have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, No offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●

to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197 l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●

made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

New Zealand

The shares of common stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and No offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

●	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;

●	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;

●

to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

●

in other circumstances where there is No contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the shares of common stock being offered pursuant to this prospectus supplement have not and will not be approved, and may not be licensable, with FINMA. Therefore, the shares of common stock have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares of common stock offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The shares of common stock may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is No public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. We may not render services relating to the securities within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such shares.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and No prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

Dentons Durham Jones Pinegar P.C., Salt Lake City and St. George, Utah, will pass upon the validity of the securities offered by this prospectus supplement. Certain legal matters will be passed upon on behalf of the underwriters by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Genasys Inc. for the year ended September 30, 2022 incorporated by reference in this Registration Statement and Prospectus have been so incorporated in reliance on the report of Baker Tilly US, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at http://www.genasys.com under “Investors—SEC Filings” caption. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus supplement.

You should rely only on the information provided in, and incorporated by reference in, this prospectus supplement and the accompanying prospectus and the registration statement to which this prospectus supplement forms a part. We have not authorized anyone else to provide you with different information. Our securities are not being offered in any jurisdiction where the offer is not permitted. The information contained in documents that are incorporated by reference in this prospectus supplement is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference herein because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●

our Annual Report on Form 10-K for the year ended September 30, 2022, filed with the SEC on December 16, 2022, including portions of our definitive Proxy Statement on Schedule14A, as filed with the SEC on January 27, 2023, in connection with our 2023 annual meeting of stockholders, to the extent specifically incorporated by reference therein;

●	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2022, March 31, 2023 and June 30, 2023 filed with the SEC on February 9, 2023, May 8, 2023 and August 10, 2023, respectively;

●

our Current Reports on Form 8-K filed with the SEC on November 30, 2022, February 9, 2023, March 15, 2023, May 8, 2023, August 10, 2023, September 18, 2023 and September 26, 2023 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto); and

●

the description of our Common Stock contained in our Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 filed with the SEC on December 10, 2020, including any subsequent amendments or reports filed for the purpose of updating such description, as supplemented by the “Description of Capital Stock” found on page 5 of the accompanying prospectus, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents; provided, however, we are not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct written requests to: Genasys, Inc., Attn: Corporate Secretary, 16262 West Bernardo Drive, San Diego, CA 92127, or you may call us at (858) 676-1112.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves risks. See the “Risk Factors” beginning on page 8 of this prospectus and any similar section contained in the applicable prospectus supplement or the documents incorporated herein or therein by reference concerning factors you should consider before investing in our securities.

Our common stock is listed on The NASDAQ Capital Market under the symbol “GNSS” On August 21, 2023, the last reported sale price of our common stock on The NASDAQ Capital Market was $3.40 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 29, 2023.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE	2
ABOUT GENASYS	3
RISK FACTORS	4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	4
DIVIDEND POLICY	5
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF DEBT SECURITIES	7
DESCRIPTION OF WARRANTS	13
DESCRIPTION OF UNITS	14
GLOBAL SECURITIES	15
PLAN OF DISTRIBUTION	17
LEGAL MATTERS	18
EXPERTS	19

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus or any related prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Genasys,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Genasys Inc. and its consolidated subsidiaries, unless otherwise specified.

The Genasys name and logo and the names of products and services offered by Genasys are trademarks, registered trademarks, service marks or registered service marks of Genasys. All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www. https://genasys.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended September 30, 2022, filed with the SEC on December 16, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2022, March 31, 2023 and June 30, 2023 filed with the SEC on February 9, 2022, May 8, 2023 and August 10, 2023, respectively;

•

our Current Reports on Form 8-K filed with the SEC on November 30, 2022, February 9, 2023, March 15, 2023, May 8, 2023 and August 10, 2023 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto); and

•

the description of our Common Stock contained in our Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 filed with the SEC on December 10, 2020, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Genasys Inc.

Attn: Corporate Secretary

16262 West Bernardo Drive

San Diego, California 92127

(858) 676-1112

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

ABOUT GENASYS

We are a global provider of Protective Communications solutions including the Genasys Protect software platform and Genasys Long Range Acoustic Devices (LRAD).

Genasys Protect is the first and only complete portfolio of Protective Communications software and systems serving federal governments and agencies; state and local governments, agencies, and education (SLED); and enterprise organizations in sectors including but not limited to oil and gas, utilities, manufacturing, automotive, and healthcare.  Genasys Protect solutions have a diverse range of applications, including emergency warning and mass notification for public safety; critical event management for enterprise companies; de-escalation for defense and law enforcement; as well as automated detection of real-time threats like active shooters and severe weather.

Genasys LRAD provides directed audible voice messages with exceptional, intelligible vocal clarity from close range out to 5,500 meters. We have a history of successfully delivering innovative systems and solutions in mission critical situations, pioneering the acoustic hailing device (“AHD”) market with the introduction of our first LRAD AHD in 2003, creating the first multidirectional public safety mass notification systems. Building on our proven, best in class and reliable solution and systems, we are launching the first and only unified, end to end Protective Communications Platform.

Genasys Protect

The Complete Protective Communications Platform

Genasys Protect combines the most comprehensive combination of solutions enabling preparedness, response, and analytics to keep people, assets, and operations protected against the impacts of natural disasters, terrorism, violent civil unrest, and other dangerous situations, as well as power failures, facility shutdowns, and other non-emergency operational disruptions.

1.

Proven Technology: Genasys solutions have been on the front lines for more than 40 years, providing optimal response with precision-targeted communications that ensure the right people get the message - right away.

2.

Modular Suite: Built on open standards, Genasys software and hardware systems are designed to easily integrate, whether using the full Genasys suite or complementing the notification platforms customers already have in place.

3.

Predictive Simulation: Genasys Protect is designed to permit customers to test response plans preemptively with advanced simulation of evacuation-level events, like fires and floods, and their impact on infrastructure, including traffic patterns and perimeter establishment.

4.

Unified Viewpoint: One common safety operating picture provides real-time, visibility into our customers’ people, assets, and environment by combining first-party data from asset / people-management platforms and IoT sensors with vetted third-party data sources, including FEMA, NOAA, DHS, and more.

5.	Unmatched Precision: Customized zone mapping enables targeting of mass notifications at the street level, making it easier to sequence response areas from most to least critical.

6.

Multi-channel: Genasys Protect is designed to allow customers to saturate their notification area by simultaneously alerting people across SMS, voice calls, social media, TV, radio, digital signage, and outdoor acoustic devices.

7.

Network Effect: Implementation in neighboring municipalities as well as public- and private-sector organizations within the same municipality extends coverage and enables greater precision when notifying people of threats.

Genasys LRAD

The defacto standard in AHDs, Genasys LRAD is the world’s leading AHD. Projecting alert tones and audible voice messages with exceptional vocal clarity in a 30° beam from close range to 5,500 meters, Genasys LRADs are used throughout the world in multiple applications and circumstances to safely hail, warn, inform, direct, prevent mishaps, establish large safety zones, and save lives. Genasys LRADs have been deployed on military vehicles, at corporate headquarters, on marine vessels, aboard private yachts, and in numerous other situations where clear and intelligible voice communications are essential.

Genasys’ offerings cover over 70 Million people globally and are used in more than 100 countries, including more than 500 cities, counties, and states in the U.S. helping safeguard millions of people in a range of diverse applications that include public safety, emergency warning, mass notification, defense, law enforcement, border and homeland security, critical infrastructure protection, and many more. We continue to develop new critical communications that offers significant competitive advantage in our principal markets.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus or that of any document incorporated herein by reference and are subject to a number of risks, uncertainties and assumptions, including those under “Risk Factors” and elsewhere in this prospectus and in the applicable prospectus supplement and the documents incorporated by reference herein. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DIVIDEND POLICY

There were no dividends declared and paid during the years ended September 30, 2022 and 2021. The declaration of future cash dividends, if any, will be at the discretion of our board of directors and will depend on the Company’s earnings, if any, capital requirements and financial position, general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the near future.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, the certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•	100,000,000 shares of common stock, $0.00001 par value; and

•	5,000,000 shares of preferred stock, $0.00001 par value.

Common Stock

As of August 21, 2023, there were 37,181,071 shares of our common stock outstanding.

Voting Rights

For all matters submitted to a vote of stockholders, each holder of our common stock is entitled to one vote for each share registered in his or her name. Except as may be required by law and in connection with some significant actions, such as mergers, consolidations, or amendments to our certificate of incorporation that affect the rights of stockholders, holders of our common stock vote together as a single class. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Dividend Rights

Subject to preferential dividend rights of any other class or series of stock, the holders of shares of our common stock are entitled to receive dividends, including dividends of our stock, as and when declared by our board of directors, subject to any limitations applicable by law and to the rights of the holders, if any, of our preferred stock.

Liquidation

In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of our common stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of preferred stock.

Other Rights and Preferences

Subject to the preferential rights of any other class or series of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. Our certificate of incorporation and restated bylaws do not restrict the ability of a holder of our common stock to transfer his or her shares of our common stock.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent for our common stock is Issuer Direct Corporation.

Preferred Stock

Under our certificate of incorporation, we have authority, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. There are currently no shares of preferred stock issued and outstanding.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the DGCL. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

•	prior to this time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Certain provisions of our certificate of incorporation and restated bylaws that are summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. Furthermore, these provisions could delay, until the next stockholders’ meeting, actions which are favored by the holders of a majority of our outstanding voting securities.

Among other things, our certificate of incorporation and restated bylaws provide that:

•

subject to the rights of the holders of any class or series of preferred stock then outstanding, our directors may be removed only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares then entitled to vote at an election of directors voting together as a single class, unless otherwise specified by law or by the certificate of incorporation;

•

any vacancy on our board of directors, except resulting from an increase in the number of directors, may only be filled by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders;

•

special meetings of stockholders may be called only by the chairman of the board of directors, the chief executive officer, our board of directors or the holders of shares entitled to cast not less than 10% of the votes at the meeting;

•	stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and then only if properly brought before the meeting; and

•	in order for any matter to be considered “properly brought” before a meeting, a stockholder must comply with requirements regarding specified information and advance notice to us.

Our certificate of incorporation also provides that no director or officer of our company shall be personally liable for any monetary damages in connection with actions, suits or proceedings against such individuals in their role as a director or officer, except for (i) claims initiated by the officer or director (unless specifically approved by our board of directors), (ii) claims by the officer or director to enforce or interpret the certificate of incorporation not made in good faith, (iii) insured claims, and claims made under Section 16(b) of the Exchange Act. Our certificate of incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Our certificate of incorporation further provides that no amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Our certificate of incorporation further provides for the indemnification of our directors and officers to the fullest extent permitted by the DGCL.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a third party to be identified therein, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than Genasys) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Genasys and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Genasys; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series, or “covenant defeasance.”

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	U.S. federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Genasys.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility; disbursement of payments to direct participants is the responsibility of DTC; and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on The NASDAQ Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Dentons Durham Jones Pinegar P.C., St. George, Utah, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Genasys Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Genasys Inc. for the year ended September 30, 2022 incorporated by reference in this Registration Statement and Prospectus have been so incorporated in reliance on the report of Baker Tilly US, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Shares

Common Stock

Sole Book-Running Manager

Roth Capital Partners

Co-Manager

Joseph Gunnar & Co., LLC

, 2023